Exhibit 99

Chemed Reports First-Quarter 2017 Results

CINCINNATI--(BUSINESS WIRE)--April 26, 2017--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2017, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 4.0% to $406 million
  GAAP Diluted EPS increased 22.8% to $1.78
  Adjusted Diluted EPS increased 12.3% to $1.82

VITAS segment operating results:

  Net Patient Revenue of $282 million, an increase of 1.7%
  Average Daily Census (ADC) of 16,222, an increase of 3.6%
  Admissions of 17,563, an increase of 4.1%
  Net Income, including discrete items, of $20.6 million, an increase of 7.9%
  Adjusted EBITDA of $38.4 million, an increase of 7.0%

Roto-Rooter segment operating results:

  Revenue of $124 million, an increase of 9.5%
  Net Income of $14.6 million, an increase of 12.3%
  Adjusted EBITDA of $26.3 million, an increase of 12.7%
  Adjusted EBITDA margin of 21.3%, an increase of 61 basis points

VITAS

Net revenue for VITAS was $282 million in the first quarter of 2017, which is an increase of 1.7%, when compared to the prior-year period. This revenue increase is comprised of an average net Medicare reimbursement rate increase of approximately 1.6%, a 3.6% increase in average daily census, offset by acuity mix shift which negatively impacted revenue 2.4% as well as the 1.1% negative impact from having one less day in the quarter when compared to the prior-year period.

In the first quarter of 2017, VITAS had a 26.1/73.9 RHC Days-of-Care ratio and generated approximately $1.4 million in SIA revenue. This compares to a 2016 RHC Days-of-Care ratio of 25.0/75.0 and SIA revenue of $1.0 million.

VITAS did not have any adjustments to revenue related to the Medicare Cap billing limitation in the current or prior-year quarter.

At March 31, 2017, VITAS had 31 Medicare provider numbers, none of which has an estimated 2017 Medicare Cap billing limitation.

Of VITAS’ 31 unique Medicare provider numbers, 30 provider numbers have a Medicare Cap cushion of 10% or greater and one provider number has a cap cushion between 5% and 10% on a trailing twelve-month period.

Average revenue per patient per day in the quarter was $193.37, which is 0.8% below the prior-year period. Routine home care reimbursement and high acuity care averaged $163.37 and $715.10, respectively. During the quarter, high acuity days of care were 5.4% of total days of care, 83 basis points less than the prior-year quarter.

The first quarter of 2017 gross margin was 21.5%, which is a 49 basis point improvement when compared to the first quarter of 2016.

Selling, general and administrative expense was $24.3 million in the first quarter of 2017, which is a decrease of 2.0% compared to the prior-year quarter. Adjusted EBITDA totaled $38.4 million in the quarter, an increase of 7.0% over the prior-year period. Adjusted EBITDA margin was 13.6% in the quarter which is 67 basis points higher than the prior-year period.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $124 million for the first quarter of 2017, an increase of $10.7 million, or 9.5%, over the prior-year quarter. Revenue from water restoration totaled $18.1 million, an increase of $5.6 million or 45.1%, when compared to the prior-year quarter.

Roto-Rooter’s gross margin in the quarter was 48.6%, a 106 basis point improvement when compared to the first quarter of 2016. Adjusted EBITDA in the first quarter of 2017 totaled $26.3 million, an increase of 12.7%, and the Adjusted EBITDA margin was 21.3% in the quarter, 61 basis points higher than the prior year.

Chemed Consolidated

As of March 31, 2017, Chemed had total cash and cash equivalents of $47 million and debt of $147 million.

In June 2014, Chemed entered into a five-year Amended and Restated Credit Agreement that consisted of a $100 million amortizable term loan and a $350 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 112.5 basis points. At March 31, 2017, the Company had approximately $246 million of undrawn borrowing capacity under this credit agreement.

Capital expenditures through March 31, 2017, aggregated $9.0 million and compares to depreciation and amortization during the same period of $8.9 million.

During the quarter, the Company repurchased 300,000 shares of Chemed stock for $54.3 million which equates to a cost per share of $180.87. On March 10, 2017, Chemed’s Board of Directors authorized an additional $100 million for stock repurchase under Chemed’s existing share repurchase program. As of March 31, 2017, there was $95.9 million of remaining share repurchase authorization under this plan.

Chemed restarted its share repurchase program in 2007. Since that time, Chemed has repurchased 13.1 million shares, aggregating $923 million at an average share cost of $70.41. Including dividends over this period, Chemed has returned over $1.04 billion to our shareholders.

Guidance for 2017

Revenue growth for VITAS in 2017, prior to Medicare Cap, is estimated to be in the range of 4% to 5%. Admissions and Average Daily Census in 2017 are estimated to expand approximately 3% to 4% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 14.5% to 15.0%. We are currently estimating $3.7 million for Medicare Cap billing limitations in the 2017 calendar year.

Roto-Rooter is forecasted to achieve full-year 2017 revenue growth of 3% to 4%. This revenue estimate is based upon increased job pricing of approximately 2% and continued growth in water restoration services. Adjusted EBITDA margin for 2017 is estimated in the range of 21.5% to 22.0%.

Based upon the above, full-year 2017 adjusted earnings per diluted share, excluding non-cash expense for stock options, costs related to litigation, and other discrete items, is estimated to be in the range of $7.80 to $8.00. This compares to Chemed’s 2016 reported adjusted earnings per diluted share of $7.24.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Thursday, April 27, 2017, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (844) 743-2500 for U.S. and Canadian participants and +1 (661) 378-9533 for international participants. The participant passcode/Conference ID is 98225002. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (855) 859-2056 for U.S. and Canadian callers and +1 (404) 537-3406 for international callers and will be available for one week following the live call. The replay Conference ID is 98225002. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 16,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water restoration services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2017	2016
Service revenues and sales	$405,864	$390,389
Cost of services provided and goods sold	285,140	278,435
Selling, general and administrative expenses (aa)	69,458	59,045
Depreciation	8,893	8,424
Amortization	46	92
Other operating expenses	873	-
Total costs and expenses	364,410	345,996
Income from operations	41,454	44,393
Interest expense	(995)	(842)
Other income--net (bb)	2,463	(2,924)
Income before income taxes	42,922	40,627
Income taxes	(13,078)	(15,787)
Net income	$29,844	$24,840

Earnings Per Share
Net income	$1.84	$1.49
Average number of shares outstanding	16,219	16,720

Diluted Earnings Per Share
Net income	$1.78	$1.45
Average number of shares outstanding	16,801	17,170

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2017	2016
SG&A expenses before long-term incentive compensation, expenses related to the O.I.G. investigation and the impact of market value
adjustments related to deferred compensation trusts	$63,732	$59,937
Market value gains/(losses) related to deferred compensation trusts	2,615	(2,987)
Expenses related to O.I.G. investigation	2,150	2,336
Long-term incentive compensation	961	(241)
Total SG&A expenses	$69,458	$59,045

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2017	2016
Market value gains/(losses) related to deferred compensation trusts	$2,615	$(2,987)
Interest income	85	97
Loss on disposal of property and equipment	(236)	(33)
Other	(1)	(1)
Total other income--net	$2,463	$(2,924)

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$47,049	$15,235
Accounts receivable less allowances	109,726	143,040
Inventories	5,433	6,102
Prepaid income taxes	1,663	3,258
Prepaid expenses	12,102	12,306
Total current assets	175,973	179,941
Investments of deferred compensation plans held in trust	56,596	49,195
Properties and equipment, at cost less accumulated depreciation	119,394	119,331
Identifiable intangible assets less accumulated amortization	54,976	55,018
Goodwill	472,391	472,438
Other assets	6,901	6,996
Total Assets	$886,231	$882,919

Liabilities
Current liabilities
Accounts payable	$29,341	$50,721
Current portion of long-term debt	9,375	18,000
Income taxes	12,614	11,129
Accrued insurance	54,150	45,628
Accrued compensation	37,382	43,844
Accrued legal	2,471	2,819
Other current liabilities	19,050	19,416
Total current liabilities	164,383	191,557
Deferred income taxes	11,875	16,861
Long-term debt	137,500	126,875
Deferred compensation liabilities	56,024	49,188
Other liabilities	15,805	13,617
Total Liabilities	385,587	398,098
Stockholders' Equity
Capital stock	34,404	34,076
Paid-in capital	651,269	610,219
Retained earnings	983,742	886,604
Treasury stock, at cost	(1,170,933)	(1,048,509)
Deferred compensation payable in Company stock	2,162	2,431
Total Stockholders' Equity	500,644	484,821
Total Liabilities and Stockholders' Equity	$886,231	$882,919

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash Flows from Operating Activities
Net income	$29,844	$24,840
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	8,939	8,516
Provision for uncollectible accounts receivable	4,249	4,242
Stock option expense	3,001	2,563
Benefit for deferred income taxes	(2,415)	(4,202)
Noncash long-term incentive compensation	827	(305)
Amortization of restricted stock awards	336	539
Amortization of debt issuance costs	129	130
Changes in operating assets and liabilities
Decrease/(increase) in accounts receivable	17,972	(41,050)
Decrease in inventories	322	212
Decrease in prepaid expenses	1,003	546
Decrease in accounts payable and other current liabilities	(10,766)	(7,567)
Increase in income taxes	14,655	19,448
Increase/(decrease) in other assets	(2,140)	410
Increase/(decrease) in other liabilities	1,992	(140)
Excess tax benefit on share-based compensation	-	(900)
Other sources/(uses)	838	(59)
Net cash provided by operating activities	68,786	7,223
Cash Flows from Investing Activities
Capital expenditures	(9,020)	(11,473)
Other sources/(uses)	(70)	153
Net cash used by investing activities	(9,090)	(11,320)
Cash Flows from Financing Activities
Proceeds from revolving line of credit	116,000	59,000
Payments on revolving line of credit	(76,000)	(3,500)
Purchase of treasury stock	(54,262)	(52,460)
Change in cash overdrafts payable	(8,607)	7,061
Proceeds from exercise of stock options	5,635	2,887
Dividends paid	(4,251)	(4,081)
Capital stock surrendered to pay taxes on stock-based compensation	(4,744)	(4,020)
Payments on other long-term debt	(1,875)	(1,875)
Excess tax benefit on share-based compensation	-	900
Other sources	147	693
Net cash (used)/provided by financing activities	(27,957)	4,605
Increase in Cash and Cash Equivalents	31,739	508
Cash and cash equivalents at beginning of year	15,310	14,727
Cash and cash equivalents at end of period	$47,049	$15,235

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2017
Service revenues and sales	$282,316	$123,548	$-	$405,864
Cost of services provided and goods sold	221,678	63,462	-	285,140
Selling, general and administrative expenses (a)	24,294	33,460	11,704	69,458
Depreciation	4,778	3,984	131	8,893
Amortization	14	32	-	46
Other operating expenses	873	-	-	873
Total costs and expenses	251,637	100,938	11,835	364,410
Income/(loss) from operations	30,679	22,610	(11,835)	41,454
Interest expense	(55)	(99)	(841)	(995)
Intercompany interest income/(expense)	2,702	1,310	(4,012)	-
Other income/(expense)—net	(80)	(72)	2,615	2,463
Income/(loss) before income taxes	33,246	23,749	(14,073)	42,922
Income taxes (a)	(12,649)	(9,125)	8,696	(13,078)
Net income/(loss)	$20,597	$14,624	$(5,377)	$29,844

2016
Service revenues and sales	$277,528	$112,861	$-	$390,389
Cost of services provided and goods sold	219,266	59,169	-	278,435
Selling, general and administrative expenses (b)	24,783	29,807	4,455	59,045
Depreciation	4,781	3,501	142	8,424
Amortization	14	78	-	92
Total costs and expenses	248,844	92,555	4,597	345,996
Income/(loss) from operations	28,684	20,306	(4,597)	44,393
Interest expense	(59)	(93)	(690)	(842)
Intercompany interest income/(expense)	2,103	948	(3,051)	-
Other income/(expense)-net	41	23	(2,988)	(2,924)
Income/(loss) before income taxes	30,769	21,184	(11,326)	40,627
Income taxes (b)	(11,682)	(8,164)	4,059	(15,787)
Net income/(loss)	$19,087	$13,020	$(7,267)	$24,840

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2017
Net income/(loss)	$20,597	$14,624	$(5,377)	$29,844
Add/(deduct):
Interest expense	55	99	841	995
Income taxes	12,649	9,125	(8,696)	13,078
Depreciation	4,778	3,984	131	8,893
Amortization	14	32	-	46
EBITDA	38,093	27,864	(13,101)	52,856
Add/(deduct):
Intercompany interest income/(expense)	(2,702)	(1,310)	4,012	-
Interest income	(70)	(15)	-	(85)
Expenses related to O.I.G. investigation	2,150	-	-	2,150
Amortization of stock awards	78	70	188	336
Program closure expenses	873	-	-	873
Advertising cost adjustment (c)	-	(274)	-	(274)
Stock option expense	-	-	3,001	3,001
Long-term incentive compensation	-	-	961	961
Adjusted EBITDA	$38,422	$26,335	$(4,939)	$59,818

2016
Net income/(loss)	$19,087	$13,020	$(7,267)	$24,840
Add/(deduct):
Interest expense	59	93	690	842
Income taxes	11,682	8,164	(4,059)	15,787
Depreciation	4,781	3,501	142	8,424
Amortization	14	78	-	92
EBITDA	35,623	24,856	(10,494)	49,985
Add/(deduct):
Intercompany interest income/(expense)	(2,103)	(948)	3,051	-
Interest income	(79)	(17)	(1)	(97)
Expenses related to O.I.G. investigation	2,336	-	-	2,336
Amortization of stock awards	131	81	327	539
Advertising cost adjustment (c)	-	(608)	-	(608)
Stock option expense	-	-	2,563	2,563
Long-term incentive compensation	-	-	(241)	(241)
Expenses related to securities litigation	-	-	3	3
Adjusted EBITDA	$35,908	$23,364	$(4,792)	$54,480

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2017	2016
Net income as reported	$29,844	$24,840

Add after-tax cost of:
Excess tax benefits on stock compensation	(3,695)	-
Stock option expense	1,897	1,621
Expenses related to O.I.G. investigation	1,328	1,443
Long-term incentive compensation	608	(152)
Program closure expenses	513	-
Expenses related to securities litigation	-	2
Adjusted net income	$30,495	$27,754

Diluted Earnings Per Share As Reported
Net income	$1.78	$1.45
Average number of shares outstanding	16,801	17,170

Adjusted Diluted Earnings Per Share
Adjusted net income	$1.82	$1.62
Average number of shares outstanding	16,801	17,170

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2017	2016
Net revenue ($000) (d)
Homecare	$225,536	$214,850
Inpatient	23,923	25,517
Continuous care	32,857	37,161
Total	$282,316	$277,528
Net revenue as a percent of total
before Medicare cap allowance
Homecare	79.9%	77.4%
Inpatient	8.5	9.2
Continuous care	11.6	13.4
Total	100.0%	100.0%
Average daily census ("ADC") (days)
Homecare	12,287	11,681
Nursing home	3,052	2,991
Routine homecare	15,339	14,672
Inpatient	378	421
Continuous care	505	560
Total	16,222	15,653

Total Admissions	17,563	16,868
Total Discharges	17,213	16,743
Average length of stay (days)	88.7	83.7
Median length of stay (days)	15.0	15.0
ADC by major diagnosis
Neurological	19.7%	22.1%
Cerebro	34.4	31.2
Cancer	15.1	15.3
Cardio	16.6	17.3
Respiratory	7.9	7.9
Other	6.3	6.2
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	10.9%	11.3%
Cerebro	22.1	20.9
Cancer	29.5	30.5
Cardio	15.1	15.5
Respiratory	11.7	10.9
Other	10.7	10.9
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	51.3%	52.1%
Inpatient	5.9	5.7
Continuous care	15.6	15.1
Homecare margin drivers (dollars per patient day)
Labor costs	$58.64	$56.72
Combined drug, home medical equipment and
medical supplies cost	15.14	15.46
Inpatient margin drivers (dollars per patient day)
Labor costs	$369.99	$338.73
Continuous care margin drivers (dollars per patient day)
Labor costs	$590.73	$599.38
Bad debt expense as a percent of revenues	1.2%	1.3%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	35.9	38.3
Days of revenue outstanding- including unapplied Medicare payments	24.9	36.8

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2017, are the following significant credits/(charges)
	which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to O.I.G. investigation	$(2,150)	$-	$(2,150)
	Program closure expenses	(873)	-	(873)
	Stock option expense	-	(3,001)	(3,001)
	Long-term incentive compensation	-	(961)	(961)
	Pretax impact on earnings	(3,023)	(3,962)	(6,985)
	Excess tax benefits on stock compensation	-	3,695	3,695
	Income tax benefit/(charge) on the above	1,182	1,457	2,639
	After-tax impact on earnings	$(1,841)	$1,190	$(651)

(b)	Included in the results of operations for the three months ended March 31, 2016, are the following significant credits/(charges)
	which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to O.I.G. investigation	$(2,336)	$-	$(2,336)
	Stock option expense	-	(2,563)	(2,563)
	Long-term incentive compensation	-	241	241
	Expenses related to securities litigation	-	(3)	(3)
	Pretax impact on earnings	(2,336)	(2,325)	(4,661)
	Income tax benefit/(charge) on the above	893	854	1,747
	After-tax impact on earnings	$(1,443)	$(1,471)	$(2,914)
(c)	Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis.
This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2017 and 2016,
GAAP advertising expense for Roto-Rooter totaled $6,906,000 and $6,283,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2017 and 2016 would total $7,180,000 and $6,891,000, respectively.

(d)	VITAS has eight large (greater than 450 ADC), 18 medium (greater than 200 but less than 450 ADC) and 19 small (less than 200 ADC) hospice programs. Of VITAS' 31 unique Medicare provider numbers, 28 provider numbers have a Medicare cap cushion of 10% or greater during the current Medicare cap year, two provider numbers have a Medicare cap cushion between 5% and 10% and one provider number has a
Medicare cap cushion between 0% and 5%

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901